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                                                                  Exhibit 10.1.a

                              BASIC TOLL AGREEMENT
                                     BETWEEN
                      EMPRESA NACIONAL DE ELECTRICIDAD S.A.
                                       AND
                     COMPANIA NACIONAL DE TRANSMISION ELECTRICA S.A.

In Santiago, Chile, on October 23, 2000, between EMPRESA NACIONAL DE ELECTRICIDAD S.A., hereinafter and indistinctly, ENDESA, represented by its General Manager, Mr. Hector Lopez Vilaseco, both domiciled in Santiago at Calle Santa Rosa No 76, Floor 17, and COMPANIA NACIONAL DE TRANSMISION ELECTRICA S.A., hereinafter and indistinctly referred to as TRANSELEC, represented by its General Manager, Mr. Guillermo Espinosa Ihnen, both domiciled in Santiago at Calle Santa Rosa No 76, Floor 9, the following has been agreed:

ONE: PURPOSE.

The purpose of the present contract is to agree on the annual basic toll payments that ENDESA is to pay to TRANSELEC for its power plants Canutillar (nominal power of 145.0 MW), El Toro (nominal power of 400.00 MW), Antuco (nominal power of 300.0 MW), Abanico (nominal power of 136.0 MV), Bocamina (nominal power of 125.0 MV), Cipreses (nominal power of 101.4 MV), Isla (nominalo power of 68.0 MV), Sauzal (nominal power of 76.8 MV), Sauzalito (nominal power of 9.5 MV), Rapel (nominal power of 350.0 MV), Los Molles (nominal power of 16.0 MV), Huasco (nominal power of 80.23 MV), Diego de Almagro (nominal power of 23.75 MV), and Taltal (nominal power of 240.0 MW), hereinafter referred to as ENDESA Power Plants, as of October 23, 2000.

The basic annual payments will entitle ENDESA to upload up to the maximum power and energy production capacity of the ENDESA Power Plants, which capacities are indicated in the preceding paragraph, to transmit it, and to download energy and power by means of the facilities which form part of its area of influence. ENDESA shall exercise this right in accordance with the provisions provided, to said effect, by the Economic Load Dispatch Center of the Central Interconnected System (the CDEC-SIC).

Likewise, such downloads without supplementary payments as ENDESA may make in the area of influence of each one of its power plants and at all of the junctions from which, under normal operating conditions of the system, net physical transmissions occur toward such area of influence, once it has paid the basic toll, are limited to:

a) The firm power of the power plant, plus such power as may have been contracted with third parties that have paid the basic and supplementary tolls necessary for reaching the point of download;

b) The total capacity of the transmission system involved, without the existence of any priority or order of preference in this respect between all the power plants that pay the basic toll.


ENDESA - TRANSELEC  Basic Toll Contract                                        1
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c)    At such limits as the CDEC-SIC may establish, in consideration of what is provided in Article 198 of the Regulation for the General Electric Services Law approved by Supreme Decree No 327 of the Ministry of Mining, dated December 12, 1997, hereinafter the Electric Regulation.

TWO: THE AREA OF INFLUENCE

The parties agree that the area of influence of the ENDESA Power Plants is comprised of the segments that connect the upload buses of such power plants, which, for the purposes of the present contract , correspond to those indicated in Exhibit No 1, with the basic energy sub-station of the Central Interconnected System, SIC. As of the date of signing of the present contract, the mentioned basic energy sub-station corresponds to the Quillota sub-station of TRANSELEC, according to the selection of basic energy sub-station contained in the semi-annual setting of junction prices of April, 2000.

In the event that, in future junction pricing, the basic energy sub-station is selected at another junction of the system, the extent of the area of influence of the ENDESA Power Plants will be modified accordingly. Such modification will govern commencing from the same month of junction pricing originating a change in the location of the basic energy sub-station.

In line with the above, the parties agree that, as of October 23, 2000, the area of influence of the ENDESA Power Plants is to be comprised of the segments indicated in Exhibit No. 1 hereto.

THREE: ANRV + OMC

The parties agree that, during the period between October 23, 2000 and March 31, 2002, the values of the Annual Payment of New Replacement Values plus the Operation and Maintenance Costs (the ANRV + OMC) for the facilities referred to above, belonging to the area of influence of the ENDESA Power Plants, are those indicated in Exhibit No. 1 hereto, expressed in thousands of dollars of the United States of America of January 1, 1999.

FOUR: PRO-RATA AMOUNTS

The parties agree that the pro-rata amounts for the ENDESA Power Plants for the October 23, 2000-March 31, 2002 period are those indicated in Exhibit No. 2 hereto.

FIVE: DEFINITION OF THE NEW REPLACEMENT VALUE

For the purposes of the present contract , the New Replacement Value for the transmission facilities, hereinafter, and indistinctly, the NRV, will be understood to mean the cost of renewing all of the works, facilities and physical assets intended for the function of the transmission of electricity.

Renewal is understood to mean the activity of replacing the works, facilities and physical assets presently in service with others with identical characteristics. In the event that they are not available on the market, the respective cost is to be that of the works, facilities and physical assets of modern technology, and current cost, meant to fulfill the same function with the same standards of service quality. In the case of the transmission lines, those existing are considered with respect to the topographical layout, structures, voltage, number of circuits, and electrical transmission capacity. In the case of the sub-stations, consideration is given, in addition to the primary control and protection equipment, to the auxiliary equipment, including that of the auxiliary services, battery banks and emergency equipment, buildings meant to house the equipment indicated, land, and general works.

The costs associated with the NRV's for the transmission lines and for the sub-stations which constitute the area of influence of the ENDESA Power Plants include the following items, which are


ENDESA - TRANSELEC  Basic Toll Contract                                        2
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set forth solely as examples, without this listing being restrictive:
engineering and design, construction management and inspection, easements and compensations, supply of imported and domestic equipment and materials with the respective entry tariffs, port charges and domestic and international freight, construction and assembly of works and equipment, other financial and administrative costs such as staggered interest, overhead expenses, and operating capital.

For purposes of the valuation of the lines, the original copper wire is replaced by one of aluminum with equivalent characteristics. In the valuation of the sub-stations, the switches for large volumes of oil, for compressed air, and for large volumes of SF6 gas have been valued as switches for small volumes of SF6 gas. The synchronous condensers are valued as if they were static condensers.

SIX: OPERATION AND MAINTENANCE COSTS

Operation and maintenance costs (OMC) take into consideration all of the costs necessary for the adequate maintenance of the facilities and their proper decentralized operation subordinate to the Zone Operation Centers (ZOC) and to a Centralized Transmission Dispatch.

The OMC's take into consideration the operating expenses intended for the planning, execution and control of the operation and maintenance activities, being latter either preventative, scheduled as corrective, or non scheduled as corrective, and the expenses and insurance against accidents in buildings and facilities.

In addition, the OMC's include the costs of capital, of operation, and of maintenance for the vehicles, for the maintenance equipment, for the telecommunications systems, for the tools and for instruments necessary for carrying out the operation and maintenance activities, including the remote terminal units (RTU), the Zone Operation Centers (ZOC), and the Centralized Transmission Dispatch. Likewise, the OMC's include costs of capital, of operation, and of maintenance for the land and buildings, such as workshops, offices, and warehouses meant for operation and maintenance.

SEVEN: ANNUAL BASIC TOLL PAYMENTS UP TO MARCH 31, 2002

The parties agree that, as of October 23, 2000, and up to March 31, 2002, under the category of basic ANRV + OMC for its power plants, ENDESA will pay to TRANSELEC such amount resulting from multiplying the sum of the annual payment for the new replacement value (ANRV) and the operation and maintenance costs
(OMC) for each one of the facilities of the area of influence of the said power plants by the pro-rata amount corresponding to said power plants.

As a result of the above, the parties agree that the annual basic toll payments for the ENDESA Power Plants for the period from October 23, 2000 to March 31, 2002, net of VAT, which ENDESA is to pay to TRANSELEC, are those indicated in Table No 1 below. These annual payments, which calculation is indicated in Exhibit No 3 hereto, are expressed in dollars of the United States of America as of January 1, 1999.


ENDESA - TRANSELEC  Basic Toll Contract                                        3
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                                   Table No. 1
            ANRV + OMC for the ENDESA Power Plants (basic ANRV + OMC)
                        Basic Energy Substation: Quillota
                 Period from October 23, 2000, to March 31, 2002
               Values in thousands of US $ as of January 1, 1999

--------------------------------------------------------------------------------
    Power Plant                              PERIOD
--------------------------------------------------------------------------------
                     October 23, 2000 to March 31,    April 1, 2001 to March 31,
                               2001                           2002
--------------------------------------------------------------------------------
Canutillar                               13,728.76                     13,794.84
--------------------------------------------------------------------------------
Toro-Antuco-Abanico                       8,596.77                      8,964.43
--------------------------------------------------------------------------------
Bocamina                                    256.95                        261.08
--------------------------------------------------------------------------------
Cipreses-Isla                             1,470.08                      1,459.59
--------------------------------------------------------------------------------
Sauzal-Sauzalito                             23.95                        235.86
--------------------------------------------------------------------------------
Rapel                                       882.81                        856.22
--------------------------------------------------------------------------------
Los Molles                                      --                            --
--------------------------------------------------------------------------------
Huasco                                          --                            --
--------------------------------------------------------------------------------
Diego de Almagro                                --                            --
--------------------------------------------------------------------------------
Taltal                                    1,472.93                      1,472.77
--------------------------------------------------------------------------------
              TOTAL:                     26,642.25                     27,044.79
--------------------------------------------------------------------------------

The values contained in Table No 1 above take into consideration that, as of October 23, 2000 the area of influence of the ENDESA Power Plants extends from the download bus of the power plant to the Quillota sub-station of TRANSELEC.

EIGHT: ANNUAL BASIC TOLL PAYMENTS COMMENCING FROM APRIL 1, 2002

Starting from April 1, 2002, and until the date when a modification of the present basic toll contract may start to govern, arising as indicated in Clause TWELVE, the amount of the basic toll that ENDESA will pay to TRANSELEC will be calculated by considering the following for each one of the power plants thereof:

a) The facilities which comprise the area of influence thereof as established by the Board of Directors of the CDEC - SIC in accordance with the Electric Regulation Article 176, letter b)

b) The values of basic tolls per unit of firm power for each segment, calculated by the Tolls Administration of the CDEC - SIC, as provided in letter h) of Article 182 of the Electric Regulation. For such purposes, the NRV's and OMC's indicated in letter d) below will be considered.

c) The firm power calculated by the Operations Department of the CDEC - SIC as indicated in letter f) of Article 181 of the Electric Regulation.

      In the event that the CDEC - SIC has not calculated the firm power of the power plants of the SIC, the most recent values of firm power of the ENDESA power plants which were in force on such date will be provisionally applied.

d) The New Replacement Values (NRV's) and the Operation and Maintenance Costs (OMC's) published by TRANSELEC in the book of same name, July 1999 edition, duly indexed according to the formulas contained in said publication.


ENDESA - TRANSELEC  Basic Toll Contract                                        4
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e)    The calculation of the basic toll for ENDESA will be made on an annual basis and the new value will take effect between the months of April of each year and March of the following year.

NINE: PAYMENT MODALITY.

The basic ANRV + OMC's will be paid in twelve monthly payments upon accrual each month, equivalent to multiplying the value of the basic ANRV + OMC indicated for each period and power plant in Table No. 1 above, or the basic tolls resulting from applying what is provided in Clause EIGHT, duly indexed as provided in Clause TEN, by the factor of 0.07974 (seven thousand nine hundred seventy-four one-hundred-thousandths) and converted into pesos of domestic currency by employing the exchange rate corresponding to the "observed dollar" referred to in the first paragraph of No 6, Chapter I, Title I, of the Compendium of International Currency Exchange Rules published by the Central Bank of Chile, or such as may replace it in the future, at the average for the month corresponding to payment. The value Added Tax will be charged separately to the payment thus stipulated.

TRANSELEC will send the invoice within the first five (5) business days of the month subsequent to the month to which the charge pertains. ENDESA undertakes to pay such invoice to the treasury of TRANSELEC in Santiago, in cash, by check, not crossed, within the banking region of Santiago, or bank sight note, at latest prior to noon on the sixteenth day of each month subsequent to the month to which the charge pertains. If such day is a Saturday, Sunday or holiday, the time due will extend up to noon on the subsequent business day.

Nevertheless, the parties may agree to a different method of payment, which may be by a bank transfer of funds or deposits into any of the checking accounts of TRANSELEC. In such case ENDESA must inform TRANSELEC in writing as to the date, amount, checking account number, and bank through which the payment or deposit has been made, as well as the number of the invoice or invoices that it has paid.

In the case of default or simple delay in payment, interest will accrue at the maximum contractual rate for transactions that are not adjustable of less than or more than ninety (90) days, as the case may be, from the date when the default or simple delay took place and up to the date of the actual payment thereof.

In the event that TRANSELEC delays de delivery of the invoice, ENDESA will be able to postpone its payment by one day for each day of delay and such postponement will not be deemed to be a default or simple delay for the purposes of charging the interest referred to in the preceding paragraph.

TEN: INDEXATION

The parties agree that the monthly payments pertaining to the annual basic toll amounts for the ENDESA Power Plants are to be indexed semi-annually on January 1 and on July 1 of each year, by multiplying the monthly payment in force for the previous month by such factor as may result from applying the formula for indexing tolls detailed in Exhibit No. 4 hereto. For these purposes, the said indexing factor will be deemed to be rounded off to the fifth decimal.

The first indexation will take place on July 1, 2000 and will cover the period between January 1, 1999 and June 30, 2000. The parties agree that the indexing factors corresponding to the first and second semi-annual periods of 1999 and to the first semi-annual period of 2000 are 0.95896, 0.94468 and 1.04100, respectively.


ENDESA - TRANSELEC  Basic Toll Contract                                        5
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Whenever a semi-annual indexation of tolls applies, TRANSELEC will prepare and will send to ENDESA a memorandum of calculation containing, in a detailed and documented manner, the value of the new monthly payment. The submittal of this document shall take place five (5) business days before the date of delivery of the invoices corresponding to the months of January and July of each year.

ELEVEN: SETTLEMENT OF THE VIRT's

The parties agree that they will carry out a monthly settlement, between themselves, of the valuation of the uploads and downloads per segment (VIRT's) for each one of the segments indicated in Clause TWO generated in balances of uploads and downloads made by the CDEC - SIC for each one of the said segments. The mentioned settlement will be carried out during the month subsequent to the month to which the settlement pertains, once TRANSELEC has actually received such amounts from the rest of the members of the CDEC - SIC. In the event that the CDEC - SIC has not determined the VIRT's or that TRANSELEC has not received all or part of the VIRT's from the rest of the members of the CDEC - SIC, the parties may agree on provisional settlements under this category, on account against final payment.

The amount to be paid for the settlement of the VIRT's will be equal to the VIRT of each segment multiplied by the pro-rata amount of ENDESA for such segment. If the amount of the settlement corresponding to the entirety of the segments indicated in Clause TWO proves to be greater than zero, TRANSELEC will pay such amount to ENDESA plus VAT; conversely, if the amount of the total settlement proves to be less than zero, ENDESA will pay the absolute value of such amount, plus VAT, to TRANSELEC. For purposes of these settlements, if appropriate, the same interest rate as that applied by the CDEC - SIC.

If in the period subsequent to March 30, 2002, such basic tolls as ENDESA may pay to TRANSELEC take consideration of the discount of the rate revenues estimated by the Administration of Tolls of the CDEC - SIC, the latter will be settled by readjustment between the parties in a monthly manner by applying that provided for in the present clause, but relating to the discounted rate revenues values.

TWELVE: PERIOD OF EFFECTIVENESS

The present contract will have an unlimited period of effectiveness commencing from October 23, 2000.

Notwithstanding what is provided in the previous paragraph, either of the parties may request from the other party in writing, as of January 1, 2006, a partial or total revision of the contract.

Revision of the present contract must be anticipated if legal changes arise in the Statutory Decree with (M) No 1/82, Articles 51, 51A to 51F thereof, in such manner as to adapt the contract to such legal changes. Revision of the contract for this reason may be requested by either of the parties and will take effect once the legal modifications enter into force.

Likewise, if the parties would not reach an agreement with the modifications to the present contract arising from such general or partial revision as either of the parties may request commencing from January 1, 2006, within a term of six months from the date of receipt of such request, the parties agree to submit the difference to the arbitrating instance provided in Clause EIGHTEEN. The contract will be modified under the terms pronounced by such arbitrating instance.

In no case will a gap arise in the payments that ENDESA makes to TRANSELEC. In the event that methodological or regulatory absences of definition exist deriving from legal modifications, the monthly payments will continue to be made on the basis of the present contract in a provisional


ENDESA - TRANSELEC  Basic Toll Contract                                        6
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manner subject to adjusted settlement until such time as such absences of definitions are resolved by mutual agreement between the parties or in accordance with the procedure established in Clause EIGHTEEN.

The respective modification of the basic toll, whether arising by agreement of the parties or by decision of the arbitration panel, will govern from the time when the event causing such revision arises or enters into force, giving rise to such monthly settlement readjustments as may pertain. The differences will be paid, if appropriate, by such party as proves to be the debtor, with the interest current for transactions that are not adjustable of more than or less than 90 days, as may pertain, within a maximum term of 30 days subsequent to the time when the contract arises or the arbitration ruling is executed.

THIRTEEN: REVISIONS OF THE BASIC TOLL

The parties agree that, in the period prior to March 31, 2002, the value of the basic toll under the present contract can solely and exclusively be revised to incorporate the effects caused by:

a) The connection of new power plants to the SIC which are not included in the Works Plan considered for the calculation of the toll.
b) Change in the direction of the flow toward the basic energy sub-station of the SIC under typical operating conditions.
c) A failure to materialize, delays or accelerations in projects contemplated in the Works Plan considered in the calculation of the toll.
d)    An increase in the capacity of any of the ENDESA Power Plants.
e)    Changes in the capacity of existing power plants.
f) Disconnection, under the conditions indicated in Article 167 of the Electric Regulation, or a change in the point of connection of existing power plants.
g) Modifications to the facilities within the area of influence of the ENDESA Power Plants caused by the addition or removal of TRANSELEC facilities.
h) Acceleration or delay in the transmission works projected in the basic toll calculated.

For purposes of what provided in the present clause, reference is to be made to the conditions employed in the application of the ENDESA / TRANSELEC - COLBUN arbitration resolution dated January 20, 1999, contained in Exhibit No. 1 to the report on the contract between TRANSELEC and COLBUN, approved by that Court of Arbitration on April 15, 1999. Exception is made to the basic toll for the Taltal power plant, which calculation has been done by employing the bases included in Exhibit No. 5 hereto.

Revision because of any of the reasons indicated will commence by the interested party's sending to the other party a written report containing the technical and economic reasons justifying it. The addressee party of the report will have a maximum term of 30 consecutive days to analyze and respond to the report.

In the event that the indicated report is rejected, whether expressly or due to the passage of the term of 30 days without the issuance of a response, it will be deemed that a disagreement exists with respect to the modification proposed. In such case, the parties will seek to resolve the differences directly. If further 30 days elapse and no agreement has been reached, either of the parties will be able to resort to the arbitration panel provided for in Clause EIGHTEEN in order to resolve the dispute.

The respective modification to the basic toll, whether arising upon agreement by the parties or from a decision of the court of arbitration, will govern from the time when the event causing such revision arises or enters into force, giving rise to such monthly settlement readjustments as may pertain. The differences will be paid, if appropriate, by such party that proves to be the debtor, with the interest


ENDESA - TRANSELEC  Basic Toll Contract                                        7
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current for transactions that are not adjustable of more than or less than 90 days, as may pertain, within a maximum term of 30 days subsequent to the time when the contract arises or the arbitration ruling is executed.

In no case will a gap arise in the payments that ENDESA makes to TRANSELEC. In the event that methodological or regulatory absences of definition exist deriving from legal modifications, the monthly payments will continue to be made on the basis of the present contract in a provisional manner subject to adjusted settlement until such time as such absences of definitions are resolved by mutual agreement between the parties or in accordance with the procedure established in Clause EIGHTEEN.

Any modification at the facilities which comprise the area of influence or the pro-rata amounts of the ENDESA Power Plants arising from a revision of the toll provided in the present clause will, as a result, give rise to the modification to Exhibits No. 1, No. 2 or No. 3, as appropriate.

The parties agree that the procedure for revising the value of the basic toll which they have agreed to in the present clause will apply in serious cases involving significant imbalances in the susceptibility of the contract to commutation, that is, it will only be applied in instances where it is ascertained that the economic effect of one or more of the causes defined in letters a) to h) above, represents an increase or decrease by at least 5% (five percent) of the value of the annual basic toll payment in force at the time when the cause or causes giving rise to such revision took place. In order to determine the percentage of the increase or decrease in the annual payment indicated, the number of power plants and their diversity in terms of geographical location have been taken into account.

Notwithstanding what is stated in this clause, in the event that in future junction pricing, a basic energy sub-station at another junction of the system is selected, the extent of the area of influence for the ENDESA Power Plants will be modified accordingly, as provided in Clause TWO hereof.

FORTEEN: LIABILITIES

The liabilities of the contracting parties will be those defined in Statutory Decree No. 1 of 1982, of the Ministry of Mining, hereinafter the Electric Law, the Electric Regulation, the manuals and procedures of the CDEC - SIC, and the modifications or changes to the mentioned legal texts.

TRANSELEC will, at no time, be liable for such damages or losses as ENDESA may suffer due to a total or partial lack of supply of electrical energy and power, excessive variations in voltage or frequency, or others caused by technical failures which may affect the facilities of the Transmission System of TRANSELEC
(SIT), or due to any other event that may interrupt, shut down or disturb transmissions of energy or power at the facilities of the area of influence of the ENDESA Power Plants, caused by an act of God or force majeure and, without the listing below being restrictive, by the following: damage caused by natural phenomena, earthquakes, lightning, storms, falling trees, floods, and mudflows, among others.

On its part, ENDESA will in no case, be liable for such losses as TRANSELEC may suffer due to technical failures or any other event which may interrupt, shut down or disturb the generating or transmission of energy and power at the ENDESA Power Plants, caused by an act of God or force majeure. Among other things, an act of God or force majeure will be deemed as being the occurrence of a prolonged drought that impedes the normal generation of energy.

FIFTEEN: SUSPENSION OF SERVICE

TRANSELEC may suspend the transmission of energy and power for purposes of scheduled modification or maintenance activities. Such suspensions will be planned and scheduled by TRANSELEC upon hearing the opinions on the matter from the various generating companies


ENDESA - TRANSELEC  Basic Toll Contract                                        8
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affected by such supply interruption. Such suspensions shall be communicated by
TRANSELEC to ENDESA in writing, with at least sixty (60) days in advance.

Service suspensions will be governed by the Electric Law, by the Electric Regulation, and by the rules and regulations of the CDEC - SIC.

TRANSELEC may also suspend the transmission of energy and power for repair and emergency purposes. Such suspensions will take place by giving a notice to ENDESA as far in advance as the circumstances permit.

SIXTEEN: INFORMATION ON OPERATION

TRANSELEC undertakes to send to ENDESA, each time that events affecting the normal functioning of the transmission facilities of the area of influence of the ENDESA Power Plants take place, a report indicating the irregularities and/or service interruptions occurring at such facilities, before 12:00 a.m. on the day subsequent to the occurrence of the event. The aforementioned report will indicate the duration of the interruptions that may have arisen at the facilities in the area of influence of the ENDESA Power Plants and an estimate of the energy interrupted through such facilities, the day and time when they occurred. Same report or another supplementary report will indicate the causes of the irregularities.

SEVENTEEN: AVAILABILITY OF THE SYSTEM

TRANSELEC undertakes to comply with such service quality standards as may be established by the Electric Law, the Electric Regulation, the manuals and procedures of the CDEC - SIC, and the modifications or changes to the mentioned texts, which in no event will be lower than the historical standards existing as of the date of this contract, measured as the average of the Equivalent Interruption Time (TEI) from Internal Causes recorded in 1995 to 1999, as specified in the 1999 annual report by TRANSELEC. Such average TEI for Internal Causes amounts to 15.9 minutes.

In the event that a failure to comply with this index is detected for two consecutive years, TRANSELEC undertakes to hire an external technical auditing firm appointed upon mutual agreement between the parties, that will evaluate and make recommendations on the operational and maintenance practices followed by TRANSELEC. The recommendations issued by the auditing firm shall be implemented by TRANSELEC.

EIGHTEEN: ARBITRATION

Any controversy that may arise between the parties relating to the interpretation, performance or breach, application, or termination of the present contract will be resolved by the Court of Arbitration convened as provided in Article 51 G of Statutory Decree No. 1 of 1982, of the Ministry of Mining.

It is expressly established that, if one of the parties refuses to designate or delays in the designation of the arbitrator whom it is responsible for appointing, the other party may resort to the regular courts of law to proceed with the appointment thereof. It will be understood that a refusal or delay exists when the term of twenty (20) days indicated in the third paragraph of the mentioned Article 51 G has elapsed and the party has not made such designation.

Likewise, the parties leave on record that if the arbitrators do not agree on the designation of the third arbitrator within the term referred to above, such designation will be made by the Regular Court of Justice of the Borough of Santiago, in which case the appointment shall necessarily fall upon an attorney at law who has been a member of the Supreme Court or the Court of Appeals for Santiago, or Dean or Director of the University of Chile or Pontifica Universidad Catolica de Chile Law School.


ENDESA - TRANSELEC  Basic Toll Contract                                        9
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Once arbitration is been convened, the arbitrator shall resolve, as the first remedy, within a term shorter than 60 days, on the amount that ENDESA must continue to pay TRANSELEC on a provisional basis, while the controversy is finally resolved.

NINETEEN: LEGAL CAPACITIES

The legal capacity of Mr. Hector Lopez Vilaseco to represent ENDESA is evidenced through public deed dated August 31, 2000, executed in the office of the Notary Public for Santiago, Mr. Fernando Opazo Larrain.

The legal capacity of Mr. Guillermo Espinosa Ihnen to represent TRANSELEC is evidenced through public deed dated August 18, 1997, executed in the office of Acting Notary Public for Santiago, Mr. Ismael Ibarra Leniz.

TWENTY: EXHIBITS

The exhibits to this contract, five (5) in total, duly signed by the appearing parties, are an integral part of this document for all contractual and legal purposes.

TWENTY-ONE: NUMBER OF COUNTERPARTS

The present contract is signed in four (4) counterparts, two (2) of which are kept by each one of the parties.

        Hector Lopez Vilaseco               Guillermo Espinosa Ihnen
           GENERAL MANAGER                      GENERAL MANAGER
               ENDESA                              TRANSELEC

                                       s/


ENDESA - TRANSELEC  Basic Toll Contract                                       10